Exhibit 10.1

THIRD AMENDMENT

 TO THE

CONSUMERS NATIONAL BANK

SALARY CONTINUATION AGREEMENT

DATED FEBRUARY 11, 2011

FOR

RALPH LOBER

THIS THIRD AMENDMENT is adopted this 3rd day of October, 2016 by and between Consumers National Bank, a nationally-chartered commercial bank located in Minerva, Ohio (the "Company") and Ralph Lober (the "Executive").

The Company and the Executive executed the Salary Continuation Agreement on February 11, 2011 (the "Agreement").

The undersigned hereby amend the Agreement for the purpose of changing the amount of the death benefit. Therefore, the following change shall be made:

Section 3.1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

3.1.1

Amount of Benefit. The annual benefit under this Section 3.1 is the same amount that would have been paid under Section 2.1 as if the Executive remained employed to the Normal Retirement Age and the Base Salary increased by 3.0% per year from the date of the Executive's death until Normal Retirement Age.

IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this Third Amendment.

Executive:	CONSUMERS NATIONAL BANK

By
Ralph Lober	Title